UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-22957 (Commission File Number)	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number, including area code: (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

         On June 21, 2007, Riverview Bancorp, Inc. (the "Company") announced that it had completed the issuance of $15 million in trust preferred securities. The trust preferred securities have a maturity of 30 years and are redeemable at par after five years. The securities require quarterly interest payments (subject to certain deferment options) and bear an interest rate of 7.03% and after five years the interest rate will be tied to three-month LIBOR, plus 1.35%. The net proceeds from this offering will be available for general corporate purposes including stock repurchases. A copy of the press release announcing the issuances of the trust preferred securities is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        On June 21, 2007, the Company also announced that its Board of Directors had authorized the repurchase of up to 750,000 shares of its common stock, representing approximately 6.4% of its outstanding shares. Under the repurchase plan, shares may be repurchased by the Company in open market purchases. A copy of the press release announcing the stock repurchase plan is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release of Riverview Bancorp, Inc. announcing the issuance of the trust preferred securities dated June 21, 2007.

99.2	New Release of Riverview Bancorp, Inc. announcing the stock repurchase plan dated June 21, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: June 22, 2007	/s/Patrick Sheaffer Patrick Sheaffer Chairman and Chief Executive Officer (Principal Executive Officer)

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Exhibit 99.1

News Release Dated June 21, 2007

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Contacts:	Pat Sheaffer or Ron Wysaske, Riverview Bancorp 360-693-6650

RIVERVIEW BANCORP, INC. COMPLETES ISSUANCE OF $15 MILLION IN
TRUST PREFERRED SECURITIES

Vancouver, WA - June 21, 2007 - Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) (the "Company"), the holding company for Riverview Community Bank ("Bank"), today announced that it completed the issuance of $15 million in trust preferred securities. The trust preferred securities were issued by a special purpose business trust owned by the Company and placed by FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. The net proceeds from this issuance will be invested in the Bank to provide additional capital for general corporate purposes, including stock buybacks.

Under the terms of the transaction, the trust preferred securities have a maturity of 30 years and are redeemable at par after five years. The securities require quarterly interest payments (subject to certain deferment options) and bear an interest rate of 7.03% and after five years the interest rate will be tied to three-month LIBOR, plus 1.35%.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $820 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

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Exhibit 99.2

News Release Dated June 21, 2007

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Contacts:	Pat Sheaffer or Ron Wysaske, Riverview Bancorp 360-693-6650

RIVERVIEW BANCORP EXPANDS STOCK REPURCHASE PROGRAM

Vancouver, WA - June 21, 2007 - Riverview Bancorp (NASDAQ GSM: RVSB) today announced that its Board of Directors has authorized the repurchase of up to 750,000 shares of its common stock, representing approximately 6.4% of outstanding shares. Under the plan, shares may be repurchased by the company in open market purchases. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.

"During the first quarter of fiscal 2008 we repurchased 165,000 shares under the prior board approved plan of up to 250,000 shares," said Pat Sheaffer, Chairman and CEO. "We believe repurchasing one million shares of our stock affirms our optimism for the future and offers and builds long-term value for our shareholders."

Last month, Riverview reported net income in fiscal 2007 increased 19% to $11.6 million, or $1.01 per diluted share, compared to $9.7 million, or $0.86 per diluted share in fiscal 2006. Assets grew 7% to $820 million, deposits increased 10% to $665 million and loans grew 10% to $683 million during the twelve months ending March 31, 2007.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $820 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.